STATE OF NORTH CAROLINA          State of North Carolina Department of State (SEAL)

                                                         Department of The
                                                        Secretary of State

         To all whom these presents shall come, greetings:

         I, Elaine F. Marshall, Secretary of State of the State of North
Carolina,  do herby certify the following and hereto attached to be a true copy of

                            ARTICLES OF INCORPORATION
                                       OF
                                 HYDROFLO, INC.

the original of which was filed in this office on the 30th day of December 1999.

                                                     IN WITNESS WHEREOF, I have
                                                     hereunto set my hand and
                                                     affixed my official seal at
                                                     the City of Raleigh, this
                                                     30th day of December 1999.
State of North Carolina Department of State (SEAL)
                                                     /s/ Elaine F. Marshall
                                                    ----------------------------
                                                         Elaine F. Marshall
                                                         Secretary of State

                                                          CORP ID# 0517159
                                                               FILED
                                                              3:25 PM
                                                          DECEMBER 30,1999
                                                         Elaine F. Marshall
                                                         Secretary of State
                                                           North Carolina

                             STATE OF NORTH CAROLINA
                      Department of the Secretary of State

                            ARTICLES OF INCORPORATION

Pursuant to Section 55-2-02 of the General Statues of North Carolina, the
undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is HydroFlo, Inc.

2. The number of shares the corporation is authorized to issue is 5,000,000

    These shares shall be: (check either a or b )

    a. X  all of one class, designated as common stock; or

    b.    divided into class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

3. The street address and county of the initial registered office of the corporation is:

     Number and Street 2505 Dalrymple Street
     City, State, Zip Code Sanford NC 27330    County  Lee

4. The mailing address if different from the street address of the initial registered office is:

5. The name of the initial registered agent is: Dennis L. Mast

6. Any other provisions, which the corporation elects to include, are attached.

7. The name and address of each incorporator is as follows:
                                        Dennis L. Mast
                                        2505 Dalrymple Street
                                        Sanford, NC 27330
8. These articles will be effective upon filing, unless a date and/or time is specified:

This the 8th day of December, 1999

                                                          /s/ Dennis L. Mast
                                                            -------------------
                                                              Dennis L. Mast, Incorporator

NOTES:
1. Filing fee is $125. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.
                        (Revised October, 1997)

CORPORATIONS DIVISION           300 N. SALISBURY ST.            RALEIGH, NC 27603-5909

North Carolina Department of the Secretary of State (SEAL)

                                 NORTH CAROLINA

                      DEPARTMENT OF THE SECRETARY OF STATE

To all whom these presents shall come, Greetings:

         I, Elaine F. Marshall, Secretary of State of the State of North
Carolina, do hereby certify the following and hereto attached to be a true copy of

                              ARTICLES OF AMENDMENT

                                       OF

                                  HYDROFLO, INC

the original of which was filed in this office on the 2nd day of March, 2001

North Carolina Department of the Secretary of State (SEAL)

                                            IN WITNESS WHEREOF, I have hereunto
                                            my hand and affixed my official seal
                                            at the City of Raleigh, this 2nd day
                                            of March 2001

                                                        /s/ Elaine F. Marshall
                                                      --------------------------
                                                            Elaine F. Marshall
                                                            Secretary of State

                                                         SOSID: 0517159
                                                 Date Filed: 3/2/2001 12:38 PM
                                                       Elaine F. Marshall
                                               North Carolina Secretary of State

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 HYDROFLO, INC.

Pursuant to 855-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the Corporation is "HydroFlo, Inc".

2.   The amendment adopted by the shareholders on January 10,2001, serves to increase the authorized number of shares of common stock from 5,000,000 to
     20,000,000.

3.   The above amendment was approved by written unanimous consent of the directors and shareholders in accordance with the requirements of 855-10-03 of the North Carolina General Statutes.

4.   These articles will be effective upon filing.

     This the 31st day of January 2001

     HydroFlo, Inc.

     By: /s/ /s/ Dennis L. Mast
            --------------------
                 Dennis L. Mast